Contact:
Bruce Widener, CEO
502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. – Investor Relations
212-564-4700

Halliburton Investor Relations
Geralyn DeBusk, President, or Hala Elsherbini, COO
972-458-8000

Beacon Solutions Sees Growth in ITS Infrastructure Business

LOUISVILLE, KY, October 19, 2010 — Beacon Enterprise Solutions Group, Inc. (OTC BB:  BEAC) (www.askbeacon.com) an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS) infrastructure solutions, today discussed near term sales opportunities.

“Since Beacon’s inception in 2007, we have continually worked to improve our business model,” said Bruce Widener, CEO of Beacon Solutions.  “We have exited lines of business that did not meet our gross profit margin objectives and are now focused on our four core disciplines of ITS Engineering (IE), Service Delivery Management (SDM), ITS Contract Services (ICS) and ITS Construction Management (ICM).”

“As previously announced, the Aggregate Future Value of our Project Backlog currently stands at approximately $76 million and consists of engagements within these core disciplines,” added Mark Gervasoni, Chief Marketing and Sales Officer of Beacon Solutions.  “It is our intent to regularly add to this measure by maintaining a strong and expanding pipeline of new sales opportunities from which we expect to close a significant amount of new business each quarter.  Our current sales pipeline consists of a number of potential new business opportunities, including those listed below.”

1)	Potential engagement with an existing pharmaceutical client to design, engineer and manage data center infrastructure. Discipline: IE/SDM/ICS. Approximate value: $15 million.
2)
Potential engagement with a large indoor shopping mall manager in the US to deploy a building automation management solution and accompanying ITS infrastructure under the new Smart Enterprises vertical.  Discipline: IE/CM.  Approximate value: $1.2 million.

3)	Potential engagement with an existing pharmaceutical client to begin providing ITS managed services for three of their facilities on a trial basis. Discipline: IE/ICS. Approximate value: $1 million.
4)	Potential engagement to provide design and engineering for a Mountain Region fiber optic ring project. Discipline: IE/CM. Approximate value: $2.5 million.

“As projects move from opportunities to engagements, our operational teams work closely with our sales team to ensure that service delivery, gross margin, resource allocation and other considerations are effectively addressed,” added Jerry Bowman, Chief Operating Officer of Beacon Solutions.  “We have the operational procedures, systems and resources in place to effectively support these and other potential growth opportunities.”

Aggregate Future Value of Project Backlog:

Aggregate Future Value of Project Backlog reflects the projected revenue impact of existing engagements over a one to four year period and is subject to change as work is completed and/or the scope of various engagements changes over time. This number includes the projected value of previously announced, multi-year ITS managed services engagements as well as short-term projects for which the Company has been engaged to provide ITS Engineering (IE), Service Delivery Management (SDM), ITS Contract Services (ICS) and/or ITS Construction Management (ICM).

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions.  Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Through an integrated team approach, Beacon offers a broad range of products and services including IT infrastructure design, implementation and management, application development and voice/data/security system integration, installation and maintenance.  Beacon’s client roster includes state and local agencies, educational institutions, and over 4,000 companies ranging in size from mid-sized companies to the Fortune 500.  Beacon is headquartered in Louisville, Kentucky, with a regional headquarters in Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan.  Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results.  The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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